EXHIBIT 99.1

Press Release dated April 1, 2004

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 614-5767	(310) 208-2550

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP NAMES

NEW CHIEF FINANCIAL OFFICER

PALO ALTO, Calif. – April 1, 2004 – Greater Bay Bancorp (Nasdaq:GBBK) today announced the appointment of James S. Westfall as Executive Vice President and Chief Financial Officer, effective May 1, 2004. Mr. Westfall will replace Steven C. Smith, who is retiring this month.

“We are extremely pleased to have Jim Westfall join us in this critical role,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “With more than 25 years experience in the development and integration of asset and risk management systems and an extensive background in treasury, financial analysis and control, Jim will be an important addition to our growing organization.”

Mr. Scordelis continued, “Jim is coming to Greater Bay at an exciting time for our company. We look forward to his contribution and his leadership as we continue to expand, refine and diversify our regional community banking and financial services model.”

Mr. Westfall has served as Chief Financial Officer of Chela Financial, a $3 billion San Francisco based non-profit student lending organization, since 2000. At Chela, Mr. Westfall has had broad responsibilities for the company’s financial functions including accounting, treasury, financial planning and credit risk management. Prior to that time, he spent sixteen years with BankAmerica Corporation, and rose within the organization to become Senior Vice President and Assistant Treasurer. His responsibilities included financial forecasting, capital planning, asset liability management, liquidity management, and credit rating agency relationship management. Mr. Westfall also served as Manager of Financial Analysis and Planning for Itel Corporation, a financial leasing company, from 1978 to 1983. He began his career as a financial analyst with Chevron Corporation. Mr. Westfall holds a Bachelor of Arts degree in Economics from Duke University and a Master of Business Administration degree in Finance and Accounting from the University of Chicago.

Mr. Scordelis added, “Steve Smith has been a very influential part of the growth and development of Greater Bay Bancorp. We are truly grateful for the foundation he helped to lay and for his many contributions to the success that we have enjoyed. We wish him well in his retirement, and appreciate all that he has done to assure a smooth transition of his responsibilities.”

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company with $7.6 billion in assets, provides community banking services in the greater San Francisco Bay Area through its local community banks: Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay provides specialized lending and leasing services through its specialty finance group which includes Matsco, CAPCO and Greater Bay Capital. Commercial insurance brokerage, employee benefits consulting and risk management solutions for business clients are provided throughout the United States by ABD Insurance and Financial Services, a wholly owned subsidiary.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual Report on Form 10-K for the year ended December 31, 2003, and particularly the discussion of risk factors within such documents.

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